UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 20, 2020

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

165 Broadway

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan Agreement and Warrant

On March 20, 2020, Virtu Americas LLC (the “Borrower”), an indirect subsidiary of Virtu Financial, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with TJMT Holdings LLC (the “Lender”), as lender and administrative agent, providing for unsecured term loans from time to time (the “Loans”) in an aggregate original principal amount not to exceed $300 million. The Loans may be borrowed in one or more borrowings on or after March 20, 2020 and prior to September 20, 2020, as further described below. The Borrower intends to use the proceeds of the Loans solely to finance the purchase and settlement of securities and to fund margin deposits with the National Securities Clearing Corporation and Options Clearing Corporation. The Lender is an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus.

Upon the execution of and in consideration for the Lender’s commitments under the Loan Agreement, the Borrower delivered to the Lender a warrant (the “Warrant”) to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”). Pursuant to the Warrant, the Lender may purchase up to 3,000,000 shares of Class A Common Stock, which number of shares will be increased to 10,000,000 if, at any time during the term of the Loan Agreement, Loans equal to or greater than $100 million remain outstanding for a certain period of time specified in the Warrant. The exercise price per share of the Class A Common Stock issuable pursuant to the Warrant shall be equal to the average of the volume weighted average prices of the Class A Common Stock for the ten (10) trading days following the date on which the Company publicly announces its earnings results for the first quarter of 2020. The Warrant may be exercised on or after the eleventh (11th) trading day following the date on which the Company publicly announces its earnings results for the first quarter of 2020, up to and including January 15, 2022. The Warrant and Class A Common Stock issuable pursuant to the Warrant were offered, and will be issued and sold, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, constitutes an offer to sell or the solicitation of an offer to buy the securities described herein.

The interest rate for the Loans will be 8.0% per annum, and the Loans will be due on September 20, 2020. If an event of default occurs and is continuing, the Lender may increase the interest rate 2.0% above what would otherwise be applicable on overdue amounts, and declare all Loans immediately due and payable. The Borrower may prepay the Loans in whole or in part at any time without penalty. The Loan Agreement contains certain customary representations and warranties, covenants and events of default applicable to the Borrower.

The foregoing descriptions of the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrant respectively, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press release of Virtu Financial, Inc., dated March 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Virtu Financial, Inc., dated March 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: March 24, 2020